UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2010
Commission file numbers:
SunGard Capital Corp. 000-53653
SunGard Capital Corp. II 000-53654
SunGard Data Systems Inc. 1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Not Applicable (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     On November 1, 2010, SunGard Data Systems Inc. (“SunGard” or the “Company”) issued a press release announcing that it intends to offer, in a private offering subject to market and other conditions, $500 million aggregate principal amount of senior notes due 2018. The Company intends to use the net proceeds from the offering to repurchase a portion of its $1,600 million aggregate principal amount of 9⅛% senior notes due 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release, dated November 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
Date: November 1, 2010	By:	/s/ Robert F. Woods
Robert F. Woods
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.
Date: November 1, 2010	By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President - Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
Exhibit 99.1	Press Release, dated November 1, 2010

4